EXHIBIT 99.1

Antigenics Changes Company Name to Agenus

Reflects Diversity of Product Portfolio; Emphasis on Partnership and Collaboration

LEXINGTON, Mass., Jan. 6, 2011 (GLOBE NEWSWIRE) -- Antigenics Inc. (Nasdaq:AGEN) today announced that effective immediately it is changing its name to Agenus Inc. The company's stock will continue to be traded on NASDAQ under the symbol AGEN. The new name reflects the broadening of the company's product portfolio of clinical candidates beyond autologous antigen-based vaccines, as well as its commitment to actively pursuing licensing opportunities to leverage its development capabilities and expand its product portfolio.

"I am extremely proud of the pioneering work we have done in the field of antigen-based personalized cancer vaccines over the past 16 years. Our commitment to this technology continues to be an integral part of our company," said Garo H. Armen, PhD, chairman and CEO of Agenus. "However, our pipeline and capabilities have significantly expanded since 1994, and we believe our original name no longer captures the current state of the company. Our new corporate identity also gives us the opportunity to emphasize our commitment to collaborations and strategic partnerships."

Simultaneous with the name change, Agenus updated the names of some of the products in its development pipeline to emphasize the broader promise of its portfolio as well as recent clinical developments.

"Our Prophage Series of cancer vaccines reflects the extraordinarily broad applicability of our heat shock protein technology to different types of cancers," said Armen.

The Prophage Series G vaccines for glioma (brain cancer), specifically Prophage G-100 and Prophage G-200, are currently being tested in newly diagnosed and recurrent glioma, respectively. Based on encouraging survival and immunology data from these trials, Agenus recently expanded its Phase 2 clinical trial in newly diagnosed patients.

The Oncophage® vaccine name will be retained in the adjuvant renal cell carcinoma (kidney cancer) indication.

HerpV is the new name for Agenus' investigational herpes vaccine, formerly referred to as AG-707. HerpV has been shown in Phase 1 clinical trials to induce both CD-4 and CD-8 T cells, which together are thought to be critical in controlling the genital herpes virus.

QS-21 Stimulon® adjuvant, Agenus' versatile vaccine adjuvant, also will retain its name. QS-21 is currently being used in 14 clinical vaccine candidates through corporate partnerships with GlaxoSmithKline (GSK) and Janssen Alzheimer Immunotherapy (Janssen AI). GSK has four vaccine candidates in Phase 3 studies to treat non-small cell lung cancer, melanoma, malaria and shingles, and Janssen AI has one vaccine candidate in a Phase 2 trial to treat Alzheimer's disease. In addition, several other undisclosed vaccines are in Phase 1 and 2 studies.

The patient populations addressed by Agenus' broad portfolio of product candidates represent millions suffering from infections, cancers and other serious illnesses.

In addition to its name change, the company unveiled a new logo and website, www.agenusbio.com. The new website provides partners and researchers with additional perspectives and insights on the company's most recent proprietary studies and opportunities for creative partnerships.

About Agenus

Agenus is a biotechnology company working to develop treatments for cancers and infectious diseases. For more information, please visit www.agenusbio.com.

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements as to future economic performance, and plans and objectives of Agenus Inc. Forward-looking statements typically are identified by use of terms such as "may," "will," "should," "plan," "expect," "intend," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to events or developments affecting the company's stock market performance, NASDAQ's ability to exercise its discretion with respect to decisions regarding the company's listing, and the risk and uncertainties described under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and in other filings that we may make with the Securities and Exchange Commission from time to time. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus' business and securities, investors should give careful consideration to these risks and uncertainties.

Oncophage and Stimulon are registered trademarks of Agenus Inc. and its subsidiaries.

CONTACT: Agenus Inc.
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